EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Marge Brown

(952) 830-8463

VISANT CORPORATION ANNOUNCES 2004 FOURTH QUARTER

AND FULL YEAR RESULTS

ARMONK, NY, March 10, 2005 – VISANT CORPORATION (formerly Jostens IH Corp.) today announced 2004 fiscal year sales of $1,462.2 million and net income (loss) before net interest expense and loss on debt redemption, income taxes, and depreciation and amortization (EBITDA) of $246.5 million on an historical basis.  The company also reported 2004 pro forma net income of $24.6 million and $287.4 million of Adjusted EBITDA(1).

On October 4, 2004, Kohlberg Kravis Roberts & Co. L.P. and affiliates of DLJ Merchant Banking Partners (“DLJMBP”) completed transactions which created a specialty printing, marketing and school-related affinity products and services organization comprised of the operations of Jostens, Inc. (“Jostens”), Von Hoffmann Holdings Inc. (“Von Hoffmann”), including Von Hoffmann’s subsidiary, The Lehigh Press, Inc.  (“Lehigh”), and AHC I Acquisition Corp. (“Arcade”).  On February 22, 2005, the company announced that it along with its parent, Jostens Holding Corp., had been renamed Visant Corporation (“Visant”) and Visant Holding Corp., respectively.  The new name, derived from the word “advisor”, reflects the organization’s strategy to capitalize on the collective resources of the Jostens, Von Hoffmann, Lehigh and Arcade businesses in an effort to guide and support the companies toward optimal growth for each of their businesses and the organization as a whole.

As a result of the October 4, 2004 transactions, in addition to reporting audited GAAP statements of operations for the fourth quarter and fiscal year ended January 1, 2005, Visant is presenting unaudited pro forma summary financial information for the 2004 periods and the corresponding periods in 2003 in order to present a meaningful comparison.

The results of Visant’s Print Group, comprised of the operations of Von Hoffmann, Lehigh Lithographers, Arcade and Lehigh Direct have been presented on an aggregate basis.

The unaudited pro forma condensed consolidated statements of operations for the periods presented give effect to (1) the October 4th transactions and related financing; (2) the 2003 merger of Jostens with an affiliate of DLJMBP; (3) adjustments to exclude the effect on costs of products sold of purchase accounting adjustments to Jostens’ inventory in connection with the 2003 merger, as well as transaction costs related to the 2003 merger; (4) the acquisition by Von Hoffmann of Lehigh;  (5) the reclassification of the Lehigh Direct division from a discontinued operation to a continuing operation; and

(1) As defined in the accompanying summary of financial data.

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(6) the December 21, 2004 amendment to the Visant credit agreement for the re-pricing of its Tranche C term loan, as if they had all occurred on December 29, 2002.  The unaudited pro forma information is based upon available information and certain assumptions that the company believes are reasonable under the circumstances.  The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the company’s results of operations or financial condition would actually have been had all of the events described above, including the October 4th transactions, occurred on the date indicated, nor does it purport to project the results of operations or financial condition of Visant for any future period or as of any future date.

Net sales for the three-month period and fiscal year ended January 1, 2005 were $319.8 million and $1,462.2 million, respectively, a decrease of 1.3% and an increase of 3.7% over respective prior year periods.

Net sales for Jostens were $182.7 million for the three-month period, a decrease of 7.7%, compared to $198.0 million in the prior year comparative period.  This period over period decrease was primarily attributable to the timing of shipments from fourth quarter to third quarter compared to prior year.  Net sales for the Print Group were $137.2 million for the three-month period, an increase of 8.9%, compared to $125.9 million of pro forma net sales in 2003.  This growth resulted primarily from higher direct mail sales.

Fiscal 2004 full year net sales for Jostens were $807.2 million, an increase of 2.4%, compared to $788.2 million in 2003 and net sales for the Print Group were $654.9 million, an increase of 5.4%, compared to $621.3 million of pro forma net sales in 2003.

Pro forma net loss for the three-month period ended January 1, 2005 was $5.5 million, compared to the fourth quarter 2003 pro forma net loss of $16.4 million.  Pro forma net income for fiscal 2004 was $24.6 million, compared to $7.1 million in 2003.

Adjusted EBITDA (as defined in the accompanying summary of financial data) on a pro forma basis for the three-month period and fiscal year was $61.2 million and $287.4 million, respectively, an increase of 5.4% and 8.7%, respectively, over prior year comparative periods.  Visant has provided a reconciliation of pro forma net (loss) income to Adjusted EBITDA in the accompanying summary of financial data.

Fourth quarter 2004 Adjusted EBITDA on a pro forma basis for Jostens was up 5.0% to $44.4 million, compared to $42.3 million in 2003, despite the decrease in sales. This increase was primarily due to cost reductions. The Print Group reported fourth quarter 2004 Adjusted EBITDA of $18.4 million, compared to $15.7 million in 2003, due to increased volume of higher margin work and administrative cost reductions.

Full year 2004 Adjusted EBITDA on a pro forma basis for Jostens was $171.5 million, compared to $155.8 million in 2003 primarily due to higher volume and cost reductions. The Print Group reported full year 2004 Adjusted EBITDA of $117.7 million, compared to $108.5 million in 2003 primarily due to higher volume.

At year-end 2004, Visant’s cash position was $82.3 million, and $8.3 million was outstanding under its revolving line of credit.  Total debt less cash of Visant was $1,446.0 as of January 1, 2005.   Visant made an optional bank debt pre-payment of $63.6 million on February 22, 2005.

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“We are very pleased to report solid performance in our first full quarter since the close of the transactions in October 2004,” said Marc Reisch, Chairman, President and Chief Executive Officer of Visant.  “We will continue the momentum underway in integrating the businesses for optimal growth and customer satisfaction.   Our recent debt prepayment reflects the ability of these businesses to generate significant free cash flow.”

Jostens is a leading provider of school-related affinity products and services that help people celebrate important moments, recognize achievements and build affiliation.  Jostens’ products include yearbooks, class rings, graduation products and school photography.

Visant’s Print Group includes the operations of Von Hoffmann, Lehigh Lithographers, Arcade and Lehigh Direct.  Von Hoffmann is a leading manufacturer of four-color case bound and soft-cover educational textbooks, standardized test materials and related components for major educational publishers in the United States. Lehigh Lithographers is a leading manufacturer of textbook covers. Von Hoffmann also provides commercial printing services to non-educational customers, including business-to-business catalogers. Arcade is a leading global marketer and manufacturer of multi-sensory and interactive advertising sampling systems for the fragrance, cosmetics and personal care markets as well as other consumer product markets, including household products and the food and beverage industries. Lehigh Direct provides a range of innovative printing products and services to the direct marketing sector.

This release may contain “forward-looking statements.” Forward-looking statements are based on our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or the negative thereof or similar words. We base these forward-looking statements on assumptions that we believe are reasonable; however, these assumptions may prove incorrect or be affected by known or unknown risks or uncertainties. As a result, actual results may vary materially from those set forth in our forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. On October 4, 2004, we completed a series of transactions, pursuant to which AHC I Acquisition Corp. and Von Hoffmann Holdings, Inc. became our direct wholly-owned subsidiaries. The risks and uncertainties that would cause our actual results to differ include, but are not limited to, the following: our substantial indebtedness following the consummation of the transactions; our inability to implement our business strategy and achieve anticipated cost savings in a timely and effective manner; competition from other companies; the seasonality of our businesses; loss of significant customers or customer relationships; fluctuations of raw material prices and our reliance on a limited number of suppliers; Jostens’ reliance on independent sales representatives; our reliance on numerous complex information systems; Von Hoffmann’s dependency on the sale of school textbooks; the textbook adoption cycle and levels of government funding for education spending; the reliance of our businesses on limited production facilities; the amount of capital expenditures required at our businesses; the failure of Arcade’s sampling systems to comply with U.S. postal regulations; labor disturbances; environmental regulations; foreign currency fluctuations and foreign exchange rates; the outcome of litigation; and control by our controlling shareholders.

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We have presented unaudited pro forma condensed consolidated statements of operations for Visant Corporation for the periods indicated to aid the understanding of financial information.  In addition, we have presented unaudited supplemental data for Jostens, Inc. and Visant’s Print Group, which is comprised of the operations of Von Hoffmann, Arcade and Lehigh.  The unaudited pro forma condensed consolidated statements of operations for the three and twelve month periods ended January 1, 2005 and January 3, 2004 include adjustments which give effect to (1) the October 4th transactions and related financing; (2) the 2003 merger of Jostens with an affiliate of DLJMBP; (3) adjustments to exclude the effect on costs of products sold of purchase accounting adjustments to Jostens’ inventory in connection with the 2003 merger, as well as transaction costs related to the 2003 merger; (4) the acquisition by Von Hoffmann of The Lehigh Press, Inc.; (5) the reclassification of the Lehigh Direct division from a discontinued operation to a continuing operation, and (6) the December 21, 2004 amendment to the credit agreement for the re-pricing of its Tranche C Term Loan, as if they had all occurred on December 29, 2002. The unaudited pro forma condensed consolidated statement of operations for fiscal year 2003 is presented to show the combination of (1) Consolidated Visant Corp. 5 Months Successor financial information which consists of historical consolidated financial data of Jostens, Inc., Von Hoffmann and Arcade after July 29, 2003, (2) Jostens, Inc. 7 Months Predecessor financial information which is the historical consolidated financial data of Jostens, Inc. prior to July 29, 2003, and (3) Pro Forma Adjustments as defined above as well as the historical consolidated financial data of Von Hoffmann and Arcade prior to July 29, 2003.  The unaudited pro forma information is based upon available information and certain assumptions that the company believes are reasonable under the circumstances.  The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what the company’s results of operations or financial condition would actually have been had all of the events described above, including the October 4th. transactions, occurred on the date indicated, nor does it purport to project the results of operations or financial condition of Visant Corporation for any future period or as of any future date.  The foregoing information may contain financial measures other than in accordance with generally accepted accounting principles and should not be considered in isolation from or as a substitute for the company’s historical condensed consolidated financial statements.  The company presents this information because management uses it to monitor and evaluate the company’s ongoing operating results and trends, and believes it provides investors an understanding of the company’s operating performance over comparative periods, and because the covenants in our debt agreements are tied to these measures.

VISANT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year 2004			Fiscal Year 2003
				Consolidated
				Visant Corp.	Jostens, Inc.
	Consolidated	Pro Forma		5 Months	7 Months	Pro Forma
In thousands	Visant Corp.	Adjustments	Pro Forma	Successor	Predecessor	Adjustments	Pro Forma
Net sales	$1,462,161	$—	$1,462,161	$502,664	$504,058	$402,821	$1,409,543
Cost of products sold	914,964	(35,751)	879,213	335,826	218,594	313,947	868,367
Gross profit	547,197	35,751	582,948	166,838	285,464	88,874	541,176
Selling and administrative expenses	434,197	(448)	433,749	168,470	196,430	69,521	434,421
Transaction costs	15,899	(15,899)	—	226	30,960	(31,186)	—
Special charges	15,663	—	15,663	—	—	—	—
Operating income	81,438	52,098	133,536	(1,858)	58,074	50,539	106,755
Loss on redemption of debt	75,849	(75,849)	—	503	13,878	(14,381)	—
Interest expense, net	143,817	(50,140)	93,677	66,691	32,446	(4,135)	95,002
Other income	(1,092)	—	(1,092)	—	—	—	—
(Loss) income before income taxes	(137,136)	178,087	40,951	(69,052)	11,750	69,055	11,753
(Benefit from) provision for income taxes	(46,728)	63,108	16,380	(18,755)	8,695	14,761	4,701
Cumulative effect of accounting change	—	—	—	—	(4,585)	4,585	—
Net (loss) income	$(90,408)	$114,979	$24,571	$(50,297)	$7,640	$49,709	$7,052

Adjusted EBITDA (1)			$287,376				$264,299

Adjusted EBITDA Reconciliation:

In thousands	Pro Forma	Pro Forma

Net (loss) income	$24,571	$7,052
Interest expense, net	93,677	95,002
Income taxes	16,380	4,701
Depreciation and amortization expense (2)	127,778	151,494
EBITDA	262,406	258,249

Special charges (3)	15,663	—
Other (4)	9,307	6,050
Adjusted EBITDA (1)	$287,376	$264,299

VISANT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended January 1, 2005			Three Months Ended January 3, 2004
	Consolidated	Pro Forma		Consolidated	Pro Forma
In thousands	Visant Corp.	Adjustments	Pro Forma	Visant Corp.	Adjustments	Pro Forma
Net sales	$319,849	$—	$319,849	$318,691	$5,252	$323,943
Cost of products sold	193,847	(3,290)	190,557	186,532	25,535	212,067
Gross profit	126,002	3,290	129,292	132,159	(20,283)	111,876
Selling and administrative expenses	105,662	401	106,063	113,940	1,280	115,220
Transaction costs	15,885	(15,885)	—	226	(226)	—
Special charges	9,856	—	9,856	—	—	—
Operating (loss) income	(5,401)	18,774	13,373	17,993	(21,337)	(3,344)
Loss on redemption of debt	75,429	(75,429)	—	404	(404)	—
Interest expense, net	26,047	(2,987)	23,060	42,038	(18,264)	23,774
Other income	(1,092)	—	(1,092)	—	—	—
(Loss) income before income taxes	(105,785)	97,190	(8,595)	(24,449)	(2,669)	(27,118)
(Benefit from) provision for income taxes	(50,047)	46,969	(3,078)	(7,422)	(3,284)	(10,706)
Net (loss) income	$(55,738)	$50,221	$(5,517)	$(17,027)	$615	$(16,412)

Adjusted EBITDA (1)			$61,152			$58,000

Adjusted EBITDA Reconciliation:

In thousands	Pro Forma	Pro Forma
Net (loss) income	$(5,517)	$(16,412)
Interest expense, net	23,060	23,774
Income taxes	(3,078)	(10,706)
Depreciation and amortization expense	32,430	58,794
EBITDA	46,895	55,450

Special charges (3)	9,856	—
Other (4)	4,401	2,550
Adjusted EBITDA (1)	$61,152	$58,000

(1)          The indentures governing our and our parent’s outstanding notes and our senior secured credit facilities contain financial ratios that are calculated by reference to Adjusted EBITDA.  Adjusted EBITDA is defined as net income (loss) plus net interest expense, income taxes and depreciation and amortization, further adjusted to give effect to adjustments required in calculating covenant ratios and compliance under the indentures governing our and our parent’s notes and our senior secured credit facilities.  Adjusted EBITDA is a material component of these covenants.  For example, non-compliance with the financial ratio maintenance covenants contained in our senior secured credit facilities could result in the requirement to immediately repay all amounts outstanding under such facilities, while non-compliance with the debt incurrence ratios contained in the indentures governing our and our parent’s notes would prohibit Visant Corporation and its restricted subsidiaries from being able to incur additional indebtedness other than pursuant to specified exceptions.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (GAAP), is not a measure of financial condition or profitability, and should not be considered as an alternative to (1) net income (loss) determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP.  Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

(2)          Consolidated Visant Corporation depreciation and amortization expense for fiscal year 2004 was $164.0 million.

(3)          Consists primarily of restructuring charges.

(4)          Activity in other for 2004 primarily includes certain costs related to the shutdown of a facility, the restricted stock issuance and signing bonus granted to senior management in connection with the October 4, 2004 transactions, management and advisory fees, a LIFO adjustment and other non-operating income.  In 2003, amounts in other primarily include severance costs, litigation costs, and management and advisory fees.

VISANT CORPORATION AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL DATA

	Fiscal Year 2004	Fiscal Year 2003
		Consolidated
		Visant Corp.	Jostens, Inc.
	Visant Corp.	5 Months	7 Months	Pro Forma
In thousands	Pro Forma	Successor	Predecessor	Adjustments	Pro Forma
Net Sales
Jostens, Inc.	$807,239	$284,171	$504,058	$—	$788,229
Print Group	654,922	218,493	—	402,821	621,314
Total	$1,462,161	$502,664	$504,058	$402,821	$1,409,543

Adjusted EBITDA
Jostens, Inc.	$171,487				$155,807
Print Group	117,691				108,492
Other	(1,802)				—
Total	$287,376				$264,299

	Three Months Ended
	January 1, 2005	Three Months Ended January 3, 2004
	Visant Corp.	Consolidated	Pro Forma
In thousands	Pro Forma	Visant Corp.	Adjustments	Pro Forma
Net Sales
Jostens, Inc.	$182,672	$198,008	$—	$198,008
Print Group	137,177	120,683	5,252	125,935
Total	$319,849	$318,691	$5,252	$323,943

Adjusted EBITDA
Jostens, Inc.	$44,424			$42,321
Print Group	18,362			15,679
Other	(1,634)			—
Total	$61,152			$58,000